As filed with the Securities and Exchange Commission on April 28, 1997
                                             Registration No. 333-____



                  U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                          ---------------------
                                 FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                           ---------------------

                          HAUPPAUGE DIGITAL, INC.
          (Exact name of registrant as specified in its charter)

     Delaware                                  11-3227864
(State or jurisdiction of                    (I.R.S. Employer
incorporation or organization)               Identification Number)


                              91 Cabot Court
                         Hauppauge, New York 11788
                              (516) 434-1600
                 (Address of principal executive offices)

         1994 Hauppauge Digital, Inc. Incentive Stock Option Plan
       1996 Hauppauge Digital, Inc. Non-Qualified Stock Option Plan
                           (Full title of plans)


                          Mr. Kenneth R. Aupperle
                                 President
                          Hauppauge Digital, Inc.
                               91 Cabot Court
                         Hauppauge, New York 11788
                  (Name and address of agent for service)

                              (516) 434-1600
       (Telephone number, including area code, of agent for service)


                               -------------

                                Copies to:
                         Herbert W. Solomon, Esq.
                            Seth I. Rubin, Esq.
            Hollenberg Levin Solomon Ross Belsky & Daniels, LLP
                             585 Stewart Avenue
                        Garden City, New York 11530
                               (516) 745-6000

                      CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------
                                   Proposed          Proposed
Title of            Amount         maximum           maximum       Amount of
securities to       to be          offering price   aggregate    registration
be registered       registered(a)  per share      offering price     fee

----------------------------------------------------------------------------
Common Stock,
par value $.01      200,000(1)     $3.75(2)       $750,000.00    $227.27
per share
----------------------------------------------------------------------------
Common Stock,
par value $.01      250,000(3)     $3.00(2)       $750,000.00    $227.27
per share
----------------------------------------------------------------------------
                                                       TOTAL:    $454.54

(a) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(1)  Pursuant to 1994 Hauppauge Digital, Inc. Incentive Stock Option Plan.

(2) Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933 and based upon the maximum option exercise prices for shares of Common Stock pursuant to options granted to date under the 1994 Hauppauge Digital, Inc. Incentive Stock Option Plan and the 1996 Hauppauge Digital, Inc. Non-Qualified Stock Option Plan (collectively referred to herein as the "Plans").

(3)  Pursuant to 1996 Hauppauge Digital, Inc. Non-Qualified Stock Option
     Plan.



                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of

Section 10(a) of the Securities Act.

     This Registration Statement on Form S-8 of Hauppauge Digital, Inc., a Delaware corporation (the "Registrant"), covers a total of 450,000 shares of the Registrant's Common Stock, par value $.01 per share ("Common Stock"), reserved for issuance under the Plans of the Registrant, as follows:

          (i) 200,000 shares pursuant to the 1994 Hauppauge Digital, Inc. Incentive Stock Option Plan
          (ii) 250,000 shares pursuant to the 1996 Hauppauge Digital, Inc. Non-Qualified Stock Option Plan

Item 2.  Registrant Information and Employee Plan Annual Information

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the 1994 Hauppauge Digital, Inc. Incentive Stock Option Plan and/or the 1996 Hauppauge Digital, Inc. Non-Qualified Stock Option Plan are available without charge by contacting:

                         Gerald Tucciarone
                         Hauppauge Digital, Inc.
                         91 Cabot Court
                         Hauppauge, New York 11788
                         (516) 434-1600


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the Registrant's prospectus filed on June 6, 1996, pursuant to Rule 424(b) under the Securities Act;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Registrant's document referred to in (a) above; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated January 4, 1995, including any amendments thereto or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The legality of the Common Stock offered hereby has been passed upon by Hollenberg Levin Solomon Ross Belsky & Daniels, LLP ("HLSRB&D"), legal counsel of the Company. Attorneys who are partners in HLSRB&D own 21,500 shares of Common Stock.


Item 6.  Indemnification of Directors and Officers.

     Section 145(a) of the Delaware General Corporation Law provides, in relevant part, that the Company may indemnify its directors and officers in the circumstances therein provided.

     Article SEVENTH of the Company's Certificate of Incorporation, as amended, provides:

               No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

     Article X of the Company's bylaws, as amended, provides the following:

          The corporation shall indemnify any person made, or threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of his being or having been a director or officer of the corporation, or of any other corporation which he served as such at the request of the corporation, against the reasonable expenses including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, or in connection with an appeal therein, except in relation to matters as to which such director or officer is adjudged to have been guilty of negligence or misconduct in the performance of his duty to the corporation.

          The corporation shall indemnify and person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil, criminal, administrative or investigative brought to impose a liability or penalty on such person for an act alleged to have been committed by such person in his capacity of director or officer of the corporation, or of any other corporation which he served as such at the request of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and reasonably incurred n connection with such action, suit or proceeding, or any appeal therein, if such director or officer acted in good faith in the reasonable belief that such action was in the best interests of the corporation, and in criminal actions or proceedings, without reasonable ground for belief that such action was unlawful. The termination of any such civil or criminal action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not in itself create a presumption that any such director or officer did not act in good faith in the reasonable belief that such action was in the best interests of the corporation or that he had reasonable ground for belief that such action was unlawful.

          Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation."


Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     4.1  1994 Hauppauge Digital, Inc. Incentive Stock Option Plan

     4.2  1996 Hauppauge Digital, Inc. Non-Qualified Stock Option Plan

     5.1 Opinion of Hollenberg Levin Solomon Ross Belsky & Daniels, LLP, as to the legality of the securities being offered

     23.1 Consent of BDO Seidman, LLP with respect to financial statements of the Registrant

     23.2 Consent of Hollenberg Levin Solomon Ross Belsky & Daniels, LLP


Item 9.  Undertakings.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on April 28, 1997.

                                        HAUPPAUGE DIGITAL, INC.

                                   By: /s/ KENNETH PLOTKIN
                                       --------------------
                                        KENNETH PLOTKIN
                                        Chief Executive Officer, Vice-
                                        President, and Secretary


                                   By: /s/ KENNETH R. AUPPERLE
                                       ------------------------
                                        KENNETH R. AUPPERLE
                                        President and Chief Operations
                                        Officer


                                   By: /s/ GERALD TUCCIARONE
                                       ----------------------
                                        GERALD TUCCIARONE
                                        Treasurer and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration has been signed below by the following persons on behalf of the Company and in the capacities and as of the date indicated above.


                                        By:  /s/ KENNETH R. AUPPERLE
                                            -------------------------
                                               KENNETH R. AUPPERLE
                                               Director


                                        By: /s/ KENNETH PLOTKIN
                                            ---------------------
                                               KENNETH PLOTKIN
                                               Director


                                        By: /s/ DOROTHY PLOTKIN
                                            ---------------------
                                               DOROTHY PLOTKIN
                                               Director


                                        By: /s/ LAURA AUPPERLE
                                            --------------------
                                               LAURA AUPPERLE
                                               Director


                                        By: /s/ LEONARD A. NEUHAUS
                                            ------------------------
                                               LEONARD A. NEUHAUS
                                               Director


                                        By: /s/ BERNARD HERMAN
                                            --------------------
                                               BERNARD HERMAN
                                               Director

                               EXHIBIT INDEX


Exhibit Number                     Description
--------------                     -----------
     4.1                           1994 Hauppauge Digital, Inc. Incentive
                                   Stock Option Plan

     4.2                           1996 Hauppauge Digital, Inc. Non-Qualified
                                   Stock Option Plan

     5                             Opinion of Counsel

     23.1                          Consent of Independent Certified Public
                                   Accountant

     23.2                          Consent of Counsel




                                EXHIBIT 4.1

     1994 HAUPPAUGE DIGITAL, INC. INCENTIVE STOCK OPTION PLAN


     1.  Purpose.
         --------
     The purpose of the Plan is to provide additional incentive for such Key Employees of the Company and its Subsidiaries as may be designated for participation in the Plan by granting stock incentive options and thereby encouraging such Key Employees to invest in such shares, thereby furthering their identity of interest with the Company's shareholders, giving them a greater personal interest and increasing their interest in and commitment to the future growth and prosperity of the Company.

     2.  Definitions.
         -----------
     Unless otherwise required by the context, the following terms, when used in the Plan, shall have the meanings set forth in this section 2.

          Act: The Securities Exchange Act of 1934, as amended.

          Board of Directors or Board: The Board of Directors of the Company.

          Change of Control:   Any merger or consolidation of the Company,
any tender offer, exchange offer or other purchase of any outstanding securities of the Company, or any sale of assets of the Company, if, as a result of such event, the members of the Company's Board of Directors prior to such event shall thereafter constitute less than a majority of the Board of Directors of the Company (or of the surviving or resulting corporation, as the case may be).

     Committee: The Stock Option Committee of the Board of Directors, which shall consist of not less than two (2) directors of the Company.

     Common Stock: The Common Stock of the Company, par value $.10 per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of section 6.

     Company: Hauppauge Digital, Inc. or such amended name as utilized by the Company.

     Fair Market Value: As applied to any date, the last price of the Common Stock reported by NASDAQ, or if not applicable, by the National Quotation Bureau or such stock exchange as said Common Stock may be listed on.

     Incentive Stock Option: A stock option that satisfies the requirements of section 422 of the Internal Revenue Code.

     Internal Revenue Code: The Internal Revenue Code of 1986, as amended, including the regulations promulgated pursuant thereto.

     Key Employee: An employee of the Company or of a Subsidiary, including an officer or director who is an employee, who in the opinion of the Committee can contribute significantly to the growth and successful operations of the Company or a Subsidiary. The grant or recommendation of the grant of an Incentive Stock Option to an employee by the Committee shall be deemed a determination by the Committee that such employee is a Key Employee.

     Plan: The Incentive Stock Option Plan herein set forth as the same may from time to time be amended.

     Restricted Shares: Shares of Common Stock issued or transferred subject to restrictions as authorized by paragraph (c) of Section 9 of the Plan.

     Subsidiary: A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.

     3.  Administration of Plan.
         -----------------------
          (a) Committee. The Plan shall be administered by the Committee, which shall consist of two or more members of the Board of Directors and who shall not be eligible to participate in the Plan. The members of the Committee shall be appointed by and shall serve at the pleasure of the Board, which may from time to time change the Committee's membership.

          (b) Authority. The Committee shall have the sole and complete authority to:
               (i) determine the individuals to whom Incentive Stock Options are granted, the amounts of Incentive Stock Options to be granted and the time of all such grants;

               (ii) determine the terms, conditions and provisions of, and restrictions relating to, each Incentive Stock Option granted;

               (iii) interpret and construe the Plan and all agreements;

               (iv) prescribe, amend and rescind rules and regulations relating to the Plan;

               (v) determine the content and form of all Agreements;

               (vi) determine all questions relating to Incentive Stock Options under the Plan;

               (vii) maintain accounts, records and ledgers relating to Incentive Stock Options;

               (viii) maintain records concerning its decision and proceedings;

               (ix) employ agents, attorneys, accountants or other persons for such purposes ad the Committee considers necessary or desirable;

               (x) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

          (c) Determinations. All determinations, interpretations, or other actions made or taken by the Committee pursuant to the provision of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

          (d) Delegation. Except as required by Rule 16b-3 promulgated under the Act (and any successor to such rule) with respect to the grant of Incentive Stock Options to Key Employees who are subject to Section 16 of the Act, the Committee may delegate to appropriate senior officers of the Company its duties under the Plan pursuant to such conditions and limitations as the Committee may establish.

     4.  Grants of Incentive Stock Options.
         ----------------------------------
          Subject to the provisions of the Plan, the Committee may at any time, or from time to time, grant Incentive Stock Options under this Plan to, and only to, Key Employees.

     5.  Stock Subject to the Incentive Stock Options.
         --------------------------------------------
          (a) Subject to the provisions of paragraph (c) of this section 5 and of Section 7, the aggregate number of shares of Common Stock which may be issued or transferred pursuant to Incentive Stock Options granted under the Plan shall not exceed 200,000.

          (b) Authorized but unissued shares of Common Stock and shares of

Common Stock held in the treasury, whether acquired by the Company specifically for use under the Plan or otherwise, may be used, as the Committee may from time to time determine, for purposes of the Plan, provided, however, that any previously issued shares acquired or held by the Company for the purposes of the Plan shall, unless and until transferred to a Key Employee in accordance with the Plan, be and at all times remain treasury shares of the Company, irrespective of whether such shares are entered in a special account for purposes of the Plan, and shall be available for any corporate purposes and subject to the claims of creditors of the Company.

          (c) If any shares of Common Stock subject to an Incentive Stock Option shall not be issued or transferred and shall cease to be issuable or transferable for any reason of if any such shares shall, after issuance or transfer, be reacquired or repurchased by the Company or Subsidiary, the shares not so issued or transferred or the shares so reacquired or repurchased by the Company or a Subsidiary may again be made subject to Incentive Stock Options.

     6.  Provisions of Incentive Stock Options.
         --------------------------------------
          (a) All Incentive Stock Options shall be subject to the following provisions:

               (1) The exercise price per share shall be (A) during the first two years after the effective date of the contemplated public offering, the greater of the price per unit offered in the public offering or the Fair Market Value of the Common Stock on the date of grant, or (b) thereafter, no less than 100% of the Fair Market Value of such share on the date of grant.

              (2) Subject to the provisions of paragraphs (a)(5) and (a)(7) of this section 6, an Option granted under the Plan may not be exercised unless, at the time of such exercise, the optionee shall be in the employ of the Company and shall have completed at least twelve months of continuous employment with the Company from the date of the grant of his Option.

              (3) Each Option shall expire at such time as the Committee may determine, at the time the Option shall be granted, but not later than ten years from the date such Option shall have been granted.

              (4) Any Option granted under the Plan may be exercised solely by the person to whom granted (or by his guardian or legal representative), except as provided in paragraph (a)(7) of this section 6 in the case of such person's death.

              (5) Absence on leave, approved by an officer of the Company or a Subsidiary authorized to give such approval, shall not be considered in interruption or termination of employment for any purpose of the Plan, or Options granted thereunder, except that no Option may be granted to an employee which he is absent on leave.

              (6) An Option may be exercised, in whole or in part, at any time or from time to time during the balance of the term of the Option, except as limited by provisions contained in the Option.

              (7) The Option shall terminate if and when the optionee shall cease to be an employee of the Company and its Subsidiaries, except as follows:

              (i)  If the optionee shall die while in the employ of the Company or of a Subsidiary, the Option shall be exercisable, as and to the extent exercisable by such person or persons as shall have acquired the optionee's rights under the Option by will or the laws of descent and distribution, but not later than one year after the date of death and not after the expiration of the specific period fixed in the Option grant.

             (ii) If an optionee shall become disabled (within the meaning of section 105(d)(4) of the Internal Revenue Code) while in the employ of the Company or of a Subsidiary and such optionee's employment shall terminate by reason of such disability the Option shall be exercisable, as and to the extent exercisable at the time of the termination of his employment, within such period as shall be set forth in the Option grant, but only within one year after the termination of the optionee's employment and not after the expiration of the specific period fixed in the Option grant as in effect at the time of the termination of his employment.

             (8) Shares purchased upon exercise of an Option shall be paid for in full cash or in the equivalent amount of the Company's Common Stock.

             (9) The Option agreements or Option grants authorized by the Plan may contain such other provisions as the Committee shall deem advisable provided they do not violate the provisions of Section 422 of the Internal Revenue Code.

             (10) The aggregate Fair Market Value (determined as of the time of grant) of stock for which Incentive Stock Options are exercisable for the first time during any calendar year by an optionee is to be limited to $100,000, but the value may exceed $100,000 for which options may be granted to an optionee.

             (11) In the event that any Incentive Stock Option is granted under the Plan to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share under such Incentive Stock Option shall be at least

110% of the fair market value of such share at the time such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable after the expiration of five years from the date it is granted.

              (12) Upon the exercise of the Incentive Stock Option, no disposition of such Common Stock shall be made within two (2) years from the date of the granting of the Option nor within one (1) year after the transfer of the Common Stock to him.

     7.   Adjustment Provisions.
          ---------------------
          In the event that any recapitalization, or reclassification, split-up or consolidation of shares of Common Stock shall be affected, or the outstanding shares of Common Stock are, in connection with the merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities of any other corporation, or new, different or additional shares or other securities of the Company or of another corporation are received by the holder of Common Stock or any distribution is made to the holders of Common Stock other than a cash dividend, (a) the number and class of shares or other securities that may be issued or transferred and (b) the option price shall in each case be equitably adjusted as the Committee may, in the reasonable exercise of its discretion, determine. In no event may any change be made under this section 7 in any Incentive Stock Option which would constitute a "modification" within the meaning of Section 425(h)(3) of the Internal Revenue Code.

     8.   Term.
          -----
     The Plan shall be deemed adopted and shall become effective on August 2, 1994. No Stock Incentives shall be granted under the Plan on or after August 1, 2004.

     9.   General Provisions.
          ------------------
          (a) The Committee may from time to time adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it deems necessary to determine eligibility to participate in the Plan and for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries, its shareholders and all employees and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

          (b) Any action required or permitted to be taken by the Committee under the Plan shall require the affirmative vote of a majority of all the members of the Committee.

          (c) With respect to any shares of Common Stock issued or transferred under the provision of the Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee may direct and, without limiting the generality of the foregoing, provision may be made in that shares issued or transferred upon their grant or exercise shall be Restricted Shares subject to forfeiture upon failure to comply with conditions and restrictions imposed in the grant of such Stock incentives.

          (d) Nothing in the Plan nor in any instrument executed pursuant thereto shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or shall affect the right of the Company or of a Subsidiary to terminate the employment of any employee with or without cause.

          (e) No shares of Common Stock shall be sold, issued or transferred pursuant to an Incentive Stock Option unless and until there has been compliance, in the opinion of counsel to the Company, with all legal requirements, applicable to the sale, issuance or transfer of such shares. In connection with any such sale, issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements.

          (f) No employee (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of the Plan except as to such shares of Common Stock, if any, as shall have been issued or transferred to him.

          (g) No Incentive Stock Option shall be assignable or subject to any encumbrance, pledge or charge of any nature, subject to execution, attachment or similar process, or shall be transferrable other than by will or the laws of descent and distribution, and every Stock Incentive Option and all rights under the Plan shall be exercisable during the employee's lifetime only by him or his guardian or legal representative.

          (h) During the first two years after the effective date of a public offering with Lew Lieberbaum & Co., Inc. as underwriter, no options may be granted at a price less than the greater of $3.15 or the fair market value on the day of grant.

     10.   Amendment or Discontinuance of Plan.
           ------------------------------------
          (a) The Plan may be amended by the Committee at any time, provided that, without the approval of the shareholders of the Company, no amendment shall be made which (i) increases the aggregate number of shares of shares of Common Stock that may be issued or transferred pursuant to Stock Incentive Options as provided in paragraph (a) of Section 5, (ii) materially increases the benefits accruing to participants under the Plan, (iii) materially modifies the requirements as to eligibility for participation in the Plan,
(iv) amends Section 8 to extend the term of the Plan, (v) amends this section 10 or which would otherwise invalidate this Plan under Section 422 of the Internal Revenue Code.

          (b) The Committee may, by resolution adopted by a majority of the entire Committee, discontinue the Plan.

          (c) No amendment or discontinuance of the Plan by the Committee or the shareholders of the Company shall adversely affect, except with the consent of the holder, any Incentive Stock Option theretofore granted.

     11.   Compliance with Section 422 of the Internal Revenue Code.
           ---------------------------------------------------------
     This Plan is intended to comply with the provisions of Section 422 of the Internal Revenue Code and to the extent inconsistent or non-complying, the provisions of said section shall be deemed applicable to this Plan.

     12.  No Guarantee of Employment by Participation.
          --------------------------------------------
     Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any employee's employment at any time, nor confer upon any employee any right to continue in the employment of the Company.

                                EXHIBIT 4.2


     1996 HAUPPAUGE DIGITAL, INC. NON-QUALIFIED STOCK OPTION PLAN


SECTION 1 - OBJECTIVE

     The objective of the Hauppauge Digital, Inc. Non-Qualified Stock Option Plan (the "Plan") is to attract and retain the best available executive personnel and other key employees to be responsible for the management, growth and success of the business, and to provide an incentive for such employees to exert their best efforts on behalf of the Company and it shareholders and to authorize the grant of Options to such other consultants or other individuals or entities as may be deemed in the best interest of the Company.

SECTION 2 - DEFINITIONS

     2.1 General Definitions. The following words and phrases, when used herein, shall have the following meanings:

          (a)  "Act" - The Securities Exchange Act of 1934, as amended.

          (b) "Agreement" - The document which evidences the grant of any Award under the Plan and which sets forth the terms, conditions, and limitations relating to such Award.

          (c)  "Award" - The grant of any stock option.

          (d)  "Board" - The Board of Directors of Hauppauge Digital, Inc.

          (e) "Code" - The Internal Revenue Code of 1986, as amended, and including the regulations promulgated pursuant thereto.

          (f) "Committee" - The Stock Option Committee which shall be the Board or two or more members of the Board.

          (g) "Common Stock" - The present shares of Common Stock of the Company, and any shares into which such shares are converted, changed or reclassified.

          (h) "Company" - Hauppauge Digital, Inc., a Delaware corporation, and its groups, divisions and subsidiaries.

          (i) "Employee" - Any person employed by the Company as an employee.

          (j) "Fair Market Value" or "FMV" - The fair market value of Common Stock on a particular day shall be the closing price of the Common Stock on NASDAQ, or if not applicable, by the National Quotations Bureau or any other national stock exchange on which the Common Stock is traded, on such date.

          (k) "Option" - The right to purchase Common Stock of the Company at a stated price for a specified period of time. For purposes of the Plan, the option is a Non-Qualified Stock Option.

          (l) "Participant" - Any Employee or other consultant, individual or entity designated by the Committee to participate in the Plan.

          (m)  "Shares" - Shares of Common Stock.

     2.2 - Other Definitions. In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined elsewhere in the Plan or in such Agreement.

SECTION 3 - COMMON STOCK

     3.1 - Number of Shares. Subject to the provisions of Section 3.3, the number of Shares which may be issued for Options granted under the Plan may not exceed 250,000 Shares.

     3.2 - Re-Usage. If an Option expires or is terminated, surrendered, or canceled without having been fully exercised, or if any other grant results in any Shares not being issued, the Shares covered by such Option shall again be immediately available for Awards under the Plan.

     3.3 - Adjustments. In the event of any change in the outstanding Common Stock by reason of a stock split, stock dividend, combination, reclassification or exchange of Shares, recapitalization, merger, consolidation or other similar event, the number of Shares available for Options, and the number of Shares subject to outstanding Options, and the price thereof, and the Fair Market Value, as applicable, shall be proportionately adjusted by the Committee in its sole discretion and any such adjustment shall be binding and conclusive on all parties. Any fractional Shares resulting from any such adjustment shall be disregarded.

SECTION 4 - ELIGIBILITY AND PARTICIPATION

     Participants in the Plan shall be those key employees, consultants or other individuals or entities selected by the Committee to participate in the Plan whose participation in the Plan the Committee or management of the Company determines to be in the best interests of the Company.

SECTION 5 - ADMINISTRATION

     5.1 - Committee. The Plan shall be administered by the Committee, which shall consist of the Board of Directors or a committee of at least two or more members of the Board of Directors.

     5.2 - Authority. The Committee shall have the sole and complete authority to:

          (a) determine the individuals to whom awards are granted, the amounts of the awards to be granted and the time of all such grants;

          (b) determine the terms, conditions and provisions of, and restrictions relating to, each Award granted;

          (c)  interpret and construe the Plan and all Agreements;

          (d) prescribe, amend and rescind rules and regulations relating to the Plan;

          (e)  determine the content and form of all Agreements;

          (f)  determine all questions relating to Awards under the Plan;

          (g)  maintain accounts, records and ledgers relating to Awards;

          (h)  maintain records concerning its decisions and proceedings;

          (i) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable;

          (j) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

     5.3 - Determinations. All determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

SECTION 6 - STOCK OPTIONS

     6.1 - Type of Option.   It is intended that only non-qualified stock
options may be granted by the Committee under the Plan.

     6.2 - Grant of Option. An Option may be granted to Participants at such time or times as shall be determined by the Committee. Each Option shall be evidenced by an Option Agreement that shall specify the exercise price, the duration of the Option, the number of Shares to which the Option applies, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

     6.3 - Option Price. The per share option price shall be determined by the Committee at the time the Option is granted.

     6.4 - Exercise of Options. Options awarded under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service after the grant, as the Committee may impose, which need not be uniform for all participants; provided, however, that no Option shall be exercisable for more than 10 years after the date on which it is granted.

     6.5 - Payment. The Committee shall determine the procedures governing the exercise of Options, and shall require that the per share option price be paid in full at the time of the exercise. The Committee may, in its discretion, permit a Participant to make payment in cash, in Shares already owned by the Participant, valued at the Fair Market Value thereof, as partial or full payment of the exercise price or through a "Cashless Exercise".

     If a Participant elects to utilize a Cashless Exercise, he shall be entitled to a credit equal to the amount of that equity by which the current

Fair Market Value exceeds the option price on that number of options surrendered and to utilize that credit to exercise additional options held by him that such equity could purchase. There shall be canceled that number of options utilized for the credit and for the options exercised for such credit. For example, if the Participant has options to acquire 10,000 shares which are exercisable, the Fair Market Value is $4.15 per share, the exercise price is $3.15 per share, and the participant elects to utilize for a credit 5,000 options ($5,000), then upon a Cashless Exercise in connection therewith he shall be entitled to acquire 1,587 shares of Common Stock in exchange for the options for 5,000 shares for which a credit has been received and option for 1,587 shares have been exercised. The Participant will still have exercisable options to acquire 3,413 shares of Common Stock.

     As soon as practical after full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares.

     6.6 - Rights of a Shareholder. Until the exercise of an Option and the issuance of the Shares in respect thereof, a Participant shall have no rights as a Shareholder with respect to the Shares covered by such Option.

SECTION 7 - AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

     The Board of Directors at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan or modify any option granted under the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan without the consent of the Participant.

SECTION 8 - MISCELLANEOUS PROVISIONS

     8.1 - No Guarantee of Employment by Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's relationship with the Company at any time, nor confer upon any Participant any right to continue in the employment of the Company. No employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

     8.2 - Tax Withholding. The Company shall have the authority to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award under the Plan, and the Company may defer payment of cash or issuance of Shares until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall require, to have Shares otherwise issuable under the Plan withheld by the Company and having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total federal, state and local tax obligation associated with the transaction.

     8.3 - Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or Act, shall be governed by the laws of the State of New York and construed in accordance therewith.

     8.4 - Effective Date. The Plan shall be submitted to the Shareholders of the Company for approval at the Annual Meeting of Shareholders of the Company scheduled to be held on March 5, 1996 and shall be effective immediately upon such approval by the Shareholders of the Company. The Plan shall terminate ten (10) years after the date of Shareholder approval.

                                EXHIBIT 5.1

     [HOLLENBERG LEVIN SOLOMON ROSS BELSKY & DANIELS, LLP LETTERHEAD]

                                   April 28, 1997

Division of Corporate Finance
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, D.C.  20549

          Re:  Hauppauge Digital, Inc.
               1994 Incentive Stock Option Plan and
               1996 Non-Qualified Stock Option Plan

Gentlemen:

     We have acted as counsel for Hauppauge Digital, Inc., a Delaware corporation (hereinafter called the "Company") in connection with the proposed issue and sale by the Company of a maximum of 450,000 shares of Common Stock pursuant to incentive and non-qualified stock options (the "Options") subject to the provisions of the Company's 1994 Incentive Stock Option Plan and 1996 Non-Qualified Stock Option Plan (the "Plans").

     As counsel to the Company, we have examined the Minute Books of the Company, together with copies of its Articles of Incorporation and By-Laws. We have also examined the Plans and the proposed Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission. Based upon the foregoing, and our examination of such other documents as we deemed pertinent, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing and in good standing under and by virtue of the laws of the State of Delaware.

     2. The authorized capital of the Company consists of 10,000,000 shares of Common Stock , par value $.01 per share, of which 4,465,302 shares of Common Stock are presently legally issued and outstanding, fully paid and non-assessable, which includes 46,200 in treasury shares.

     3. The shares of Common Stock of the Company to be issued upon the exercise of the Options are validly authorized and, assuming (a) the shares of Common Stock so issuable will be validly authorized on the dates of exercise, (b) on the dates of exercise, the Options will have been duly executed, issued, and delivered, will constitute the legal, valid and binding obligations of the Company, and will (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) be enforceable as to the Company in accordance with their terms, and (c) no change occurs in the applicable law or the pertinent facts, then, when (d) the pertinent provisions of such blue sky and securities laws as may be applicable have been complied with and (e) the Options are exercised in accordance with their terms and the terms of the Plans, the shares of Common Stock so issuable will be validly issued, fully paid and non-assessable.

                                   Very truly yours,

                                   /s/ HOLLENBERG LEVIN SOLOMON ROSS
                                          BELSKY & DANIELS, LLP
                                   ________________________________________
                                   Hollenberg Levin Solomon Ross
                                        Belsky & Daniels, LLP

                               EXHIBIT 23.1
            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement of our report dated December 12, 1996, relating to the financial statements of Hauppauge Digital, Inc., appearing in the Company's Annual report on Form 10-KSB for the year ended September 30, 1996.

                                   /s/ BDO Seidman, LLP
                                   ___________________________
                                   BDO Seidman, LLP
                                   Certified Public Accountants


Dated:    Mitchel Field, New York
          April 23, 1997

                               EXHIBIT 23.2

                            CONSENT OF COUNSEL


We hereby consent to the use of our name wheresoever set forth in this Registration Statement (S-8) and also to the use of our opinion letter dated April 28, 1997, which is included in this Registration Statement (S-8).

Dated:    Garden City, New York
          April 28, 1997


                                   /s/ HOLLENBERG LEVIN SOLOMON ROSS
                                        BELSKY & DANIELS, LLP
                                   _________________________________
                                   Hollenberg Levin Solomon Ross
                                        Belsky & Daniels, LLP